T:\flh\series\10f-3master

For the fiscal period ended 6/30/98
File number 811-03421

                         SUB-ITEM 77-0

                         EXHIBITS

           Transactions Effected Pursuant  to
Rule 10f-3

1.   Name of Issuer
     Keebler Foods Co

2.   Date of Purchase
     1/29/98

3.   Number of Securities Purchased
     29,300

4.   Dollar Amount of Purchase
     $703,200

5.   Price Per Unit
     $24.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     First Boston

7.     Other   Members  of  the  Underwriting
Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
BT Alex. Brown Incorporated
Burnham Securities Inc.
Charles Schwab & Co., Inc.
Credit Suisse First Boston Corporation
Davenport & Co LLC
Deutsche Morgan Grenfell Inc.
Donaldson   Lufkin   &  Jenrette   Securities
Corporation
A.G. Edwards & Sons Inc.
Edward D. Jones & Co., L.P.
Everen Securities, Inc.
Goldman Sachs & Co.
Invemed Associates, Inc.
J.C. Bradford & Co.
J.P. Morgan Securities Inc.
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Merrill Lynch & Co
Merril   Lynch,   Pierce,  Fenner   &   Smith
Incorporated
Morgan Keegan & Company, Inc.
Morgan Stanley & Co. Incorporated
Morgan Stanley Dean Witter
NationsBanc Montgomery Securities LLC
Nesbitt Burns Securities Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, LLC.
Sanford C. Bernstein & Co. Inc.
SBC Warburg Dillon Read Inc.
Schroder & Co. Inc
Scotia Capital Markets (USA) Inc.
Shields & Company
Smith Barney Inc.
Stifel, Nicolaus & Company, Incorporated
Wasserstein Perella Securities, Inc.
Wheat, First Securities. Inc.
William Blair & Company, L.L.C.